Exhibit 3.03

STATE OF UTAH DEPARTMENT OF COMMERCE DIVISION OF CORPORATIONS AND COMMERICAL CODE		RECEIVED July 5, 1989

I Hereby certify that this foregoing has been filed

and approved on the 5th Day of July, 1989

In the Office of this Division

EXAMINER: BS  Date 7/5/89

 SEAL                           /s/ Peter Van Alstyne

                                       PETER VAN ALSTYNE

                                       DIVISION DIRECTOR

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF UTAH INNOVATION ASSOCIATES, INC.

Pursuant to the applicable provisions of the Utah Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

FIRST:

The present name of the corporation is Utah Innovation Associates, Inc.

SECOND:

The following amendments to its Articles of Incorporation were adopted by the shareholders of the corporation on June 30, 1989 in the manner prescribed by Utah law.

1.

Article I is amended as follows:

ARTICLE I- CORPORATE NAME

The name of the corporation (hereinafter called the Corporation) is Champion Concepts, Inc.

2.

Article IV is amended as follows:

Article IV- STOCK

The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares at a par value of $.01 per share.  All stock when issued shall be fully paid and non-assessable.

No holder of shares of common stock of the corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue.  The Board of Directors of the corporation may, however, at its discretion, by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership as said board at its discretion may determine.

Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy.  Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.

3.

Article XII is hereby added as follows:

ARTICLE XII

LIABILITY OF DIRECTORS

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty by such person.  Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for any breach of a director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law, (iii) for actions under Section 16-10-44 of the Utah Code or (iv) for any transaction from which the director derived an improper personal benefit.

The provision hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

THIRD:

The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 14,361,000 shares.

FOURTH:

The number of shares voted for such amendments was 11,301,740 and the number voted against such amendments was 100,500.

DATED this 30 day of June, 1989

Attest:

UTAH INNOVATION ASSOCIATES

/s/ Kelly G Parker

/s/ Ken Edwards

Kelly G Parker

Ken Edwards

Secretary

President

VERIFICATION

STATE OF UTAH

)

: ss.

COUINTY OF SALT LAKE

)

The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Utah Innovation Associates, Inc. that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.

/s/ Kelly G Parker

Kelly G Parker, Secretary

STATE OF UTAH

)

: ss.

COUINTY OF SALT LAKE

)

Before me the undersigned Notary Public in and for the said County and State, personally appeared the President and Secretary of Utah Innovation Associates, Inc., a Utah corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of July, 1989.

My Commission Expires:

/s/

     SEAL

NOTARY PUBLIC, residing at

N. Salt Lake, Utah

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